THE HARTFORD MUTUAL FUNDS, INC.

on behalf of its series listed on Schedule A

Form Of Multiple Class Plan Pursuant to Rule 18f-3

July 22, 1996

as amended and restated

December 31, 1997, July 31, 1998,

August 1, 2002, August 5, 2003, May 26, 2004, December 31, 2004,

April 29, 2005, May 10, 2006, August 2, 2006, November 30, 2006,

May 31, 2007, November 30, 2007, March 1, 2008,

August 7, 2013 and February 28, 2014

Each class of shares of the funds listed on Schedule A (the “Funds”), each a series of The Hartford Mutual Funds, Inc. (the “Company”), will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses, except as set forth below. The Board of Directors may determine in the future that other distribution arrangements, allocations of expenses (whether ordinary or extraordinary) or services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Except as set forth in the Company’s prospectus, shares may be exchanged only for shares of the same class of another Fund in the Company.

ARTICLE I

Class A Shares

Class A Shares are sold at net asset value and subject to the initial sales charge schedule or contingent deferred sales charge and minimum purchase requirements as set forth in the Company’s prospectus. Class A Shares are subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Class A shares under the Company’s Class A Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class A Shareholders of a Fund have exclusive voting rights, if any, with respect to the Company’s Class A Rule 12b-1 Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class A shares are allocated to Class A Shares. Class A Shares shall be entitled to the shareholder services set forth from time to time in the Company’s prospectus and/or Statement of Additional Information with respect to Class A Shares.

ARTICLE II

CLASS B SHARES

Class B Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Class B shares redeemed within a specified number of years of purchase will be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus, unless a waiver described in the prospectus is applicable. Class B Shares are sold subject to the minimum purchase requirements set forth in the Company’s prospectus. Class B Shares are sold subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Company’s Class B Shares under the Company’s Class B Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class B Shareholders of a Fund have exclusive voting rights, if any, with respect to the Company’s Class B Rule 12b-1 Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class B shares are allocated to Class B Shares. Class B Shares shall be entitled to the shareholder services set forth from time to time in the Company’s prospectus and/or Statement of Additional Information with respect to Class B Shares.

Redemption requests placed by shareholders who own both Class A and Class B Shares of the Fund will be satisfied first by redeeming the shareholder’s Class A Shares, unless the shareholder has made a specific election to redeem Class B Shares.

Class B Shares will automatically convert to Class A Shares of the respective Fund at the end of a specified number of years after the initial purchase date of Class B shares, except as provided in the Company’s prospectus. Such conversion will occur at the relative net asset value per share of each class without the imposition of any sales charge, fee or other charge.

Class B Shares purchased through the reinvestment of dividends and other distributions paid on those shares are, for purposes of conversion, considered to be held in a separate sub-account. Each time any Class B Shares convert to Class A, a proportionate number of shares of the same class in the sub-account converts to Class A.

ARTICLE III

Class C Shares

Class C Shares are sold at net asset value plus an initial sales charge as set forth in the Company’s prospectus. Class C shares redeemed within one year of purchase will be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus, unless a waiver described in the prospectus is applicable. Class C Shares are sold subject to the minimum purchase requirements set forth in the Company’s prospectus. Class C Shares are sold subject to distribution/service fees calculated as a stated percentage of the net assets attributable to the Company’s Class C Shares under the Company’s Class C Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class C Shareholders of a Fund have exclusive voting rights, if any, with respect to the Company’s Class C Rule 12b-1 Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class C shares are allocated to Class C Shares. Class C Shares shall be entitled to the shareholder services set forth from time to time in the Company’s prospectus  and/or Statement of Additional Information with respect to Class C Shares.

Redemption requests placed by shareholders who own more than one class of shares will be given the priority set forth in the Company’s prospectus.

Class C Shares are not convertible into any other class of shares.

ARTICLE IV

Class I Shares

Class I Shares are sold at net asset value per share without the imposition of an initial sales charge. Class I Shares are sold subject to the minimum purchase requirements set forth in the Company’s prospectus. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class I shares are allocated to Class I Shares.

ARTICLE V

Class R3 Shares

Class R3 shares are sold at net asset value without the imposition of an initial sales charge. However, Class R3 shares redeemed within a specified period from purchase will be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus, unless a waiver described in the prospectus is applicable. Class R3 Shares are sold subject to the minimum purchase requirements set forth in the Company’s prospectus. Class R3 Shares are sold subject to distribution/service fees calculated as a stated

percentage of the net assets attributable to Company’s Class R3 Shares under the Company’s Class R3 Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class R3 Shareholders of a Fund have exclusive voting rights, if any, with respect to the Company’s applicable Class R3 Rule 12b-1 Distribution Plan as it applies to each fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class R3 shares are allocated to Class R3 Shares. Class R3 Shares shall be entitled to the shareholder services set forth from time to time in the Company’s prospectus and/or Statement of Additional Information with respect to Class R3 Shares.

Class R3 Shares are not convertible into any other class of shares.

ARTICLE VI

Class R4 Shares

Class R4 shares are sold at net asset value without the imposition of an initial sales charge. However, Class R4 shares redeemed within a specified period from purchase will be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus, unless a waiver described in the prospectus is applicable. Class R4 Shares are sold subject to the minimum purchase requirements set forth in the Company’s prospectus. Class R4 Shares are sold subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Company’s Class R4 Shares under the Company’s Class R4 Rule 12b-1 Distribution Plan as set forth in such Distribution Plan. The Class R4 Shareholders of a Fund have exclusive voting rights, if any, with respect to the Company’s applicable Class R4 Rule 12b-1 Distribution Plan as it applies to each fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class R4 shares are allocated to Class R4 Shares. Class R4 Shares shall be entitled to the shareholder services set forth from time to time in the Company’s prospectus and/or Statement of Additional Information with respect to Class R4 Shares.

Class R4 Shares are not convertible into any other class of shares.

ARTICLE VII

Class R5 Shares

Class R5 shares are sold at net asset value without the imposition of an initial sales charge. However, Class R5 shares redeemed within a specified period from purchase will be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus, unless a waiver described in the prospectus is applicable. Class R5 Shares are sold subject to the minimum purchase requirements set forth in the Company’s prospectus. Class R5 Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class R5 shares are allocated to Class R5 Shares. Class R5 Shares shall be entitled to the shareholder services set forth from time to time in the Company’s prospectus and/or Statement of Additional Information with respect to Class R5 Shares.

Class R5 Shares are not convertible into any other class of shares.

ARTICLE VIII

Class Y Shares

Class Y Shares are sold at net asset value per share without the imposition of an initial sales charge. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class Y shares are allocated to Class Y Shares.

ARTICLE IX

ALLOCATION OF EXPENSES

Expenses shall be allocated among classes in a manner that is fair and equitable. Expenses relating to a Fund generally will be allocated among Class A, Class B, Class C and Class Y Shares based upon the relative net assets of each such Class. Expenses relating only to a particular class shall be allocated to that class.

ARTICLE X

APPROVAL BY BOARD OF DIRECTORS

This Plan shall not take effect until it has been approved by the vote of a majority (or whatever greater or lesser percentage may, from time to time, be required under Rule 18f-3 under the Investment Company Act of 1940, as amended (the “Act”)) of (a) all of the Directors of the Company, on behalf of the Fund, and (b) those of the Directors who are not “interested persons” of the Company, as such term may be from time to time defined under the Act.

ARTICLE XI

SEVERABILITY

This Plan is severable as to each Fund. The Board of Directors may amend this Plan on behalf of one or more Funds, in which case a new Plan would be adopted in respect of any such Fund. In such event, this Plan would remain in full force and effect as to all other Funds.

ARTICLE XII

AMENDMENTS

No material amendment to the Plan shall be effective unless the Board of Directors approves it in the same manner as is provided for approval of this Plan in Article VII.

SCHEDULE A

The Hartford Balanced Fund

The Hartford Balanced Allocation Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

The Hartford Disciplined Equity Fund

The Hartford Dividend and Growth Fund

Hartford Duration-Hedged Strategic Income Fund

The Hartford Emerging Markets Local Debt Fund

The Hartford Emerging Markets Research Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

The Hartford Global All-Asset Fund

The Hartford Global Alpha Fund

Hartford Global Capital Appreciation Fund (formerly

The Hartford Capital Appreciation II Fund)

The Hartford Global Growth Fund

The Hartford Global Real Asset Fund

The Hartford Global Research Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Capital Appreciation Fund (formerly

The Hartford Diversified International Fund)

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

The Hartford Municipal Opportunities Fund

The Hartford Quality Bond Fund

Hartford Real Total Return Fund

The Hartford Short Duration Fund

The Hartford Small Company Fund

The Hartford Small/Mid Cap Equity Fund

The Hartford Strategic Income Fund

The Hartford Target Retirement 2010 Fund

The Hartford Target Retirement 2015 Fund

The Hartford Target Retirement 2020 Fund

The Hartford Target Retirement 2025 Fund

The Hartford Target Retirement 2030 Fund

The Hartford Target Retirement 2035 Fund

The Hartford Target Retirement 2040 Fund

The Hartford Target Retirement 2045 Fund

The Hartford Target Retirement 2050 Fund

The Hartford Total Return Bond Fund

The Hartford Unconstrained Bond Fund

The Hartford Value Fund

The Hartford World Bond Fund